Exhibit 99.2

Where Food Comes From, Inc.

2022 Fourth Quarter and Full Year Conference Call

Call date: Thursday February 24, 2022

Call time: 10:00 a.m. Mountain Time

Jay Pfeiffer – Investor Relations

Good morning and welcome to the Where Food Comes From 2022 fourth quarter and full year earnings call.

Joining me on the call today are CEO John Saunders and CFO Dannette Henning.

During this call we’ll make forward-looking statements based on current expectations, estimates and projections that are subject to risk. Statements about current and future financial performance, growth strategy, customers, business opportunities, market acceptance of our products and services, and potential acquisitions are forward looking statements. Listeners should not place undue reliance on these statements as there are many factors that could cause actual results to differ materially from our forward-looking statements. We encourage you to review our publicly filed documents as well as our news releases and website for more information. Today we’ll also discuss Adjusted EBITDA, a non-GAAP financial measure provided as a complement to GAAP results. Please refer to today’s earnings release for important disclosures regarding non-GAAP measures.

I’ll now turn the call over to John Saunders.

John Saunders – Chief Executive Officer

Good morning and thanks for joining the call today.

This morning we released our fourth quarter and full year financial results before the market opened. Our results for both periods were consistent with our expectations for steady but increasingly profitable growth as we continue to recover from the effects of the Covid pandemic.

Today, I’m going to recap our financial results and then highlight a few other accomplishments for the year that position us to continue building value for our shareholders and customers.

Beginning with our fourth quarter:

●	Revenue grew 5% year over year to $5.8 million. We achieved 9% growth in our core verification and certification services category in the period based on solid demand for beef verifications and continuing recovery of our pork, poultry, dairy and egg businesses, where producers were nearly back to normal in terms of allowing third party access to their facilities.

●	Partially offsetting that growth was a decline in tag sales in the quarter due to ongoing supply chain issues associated with chip shortages as well as worker shortages related to vaccine mandates. We believe these issues to be transitory and expect them to dissipate as chip makers rebound and pandemic pressures continue to subside. Nevertheless, we took precautionary steps early in the process to soften the impact these supply chain challenges. Specifically, in mid-year we bought a large number of tags into inventory and began identifying additional tag suppliers to help fill the gaps. We now have multiple sources for tags, so we think we’re in pretty good shape moving forward – and in fact are experiencing good growth in tag activity thus far in 2022.

●	Net income in the fourth quarter grew 36% year over year to $742,000, or 12 cents per diluted share. In addition to 29% growth in operating income, our bottom line benefitted from a higher Progressive Beef dividend and an $86,000 gain on the sale of the building that houses our organic team in North Dakota – a building we’re now leasing.

Turning now to full year results:

●	Revenue grew 9% to $21.9 million from $20.1 million a year ago. 13% growth in our core verification and certification business more than offset a slight decline in tag sales for the year.

●	Operating income grew 37% to $2.3 million as we experienced only a modest 3% increase in SG&A expenses for the full year.

●	And net income for 2021 more than doubled to $3.0 million, or 48 cents per diluted share, from $1.4 million, or 22 cents per diluted share, in the prior year. Our net income included $1.0 million in PPP loan forgiveness, higher Progressive Beef dividends and a nearly $100,000 gain on disposal of assets. Even without the PPP benefit, we still delivered solid, double-digit growth on the bottom line, which is a testament to our resiliency as a company during what was obviously a challenging year.

On the subject of Progressive Beef, I thought it would make sense to update you on that program, because it has quietly become an important contributor to our positive financial performance. Our long-time shareholders may recall that late in 2018 we bought a membership interest in Progressive Beef, LLC, which administers one of the beef industry’s most important verification programs – a feedlot quality management system that provides transparency in the areas of animal welfare, food safety and sustainability. In January, Wendy’s announced that 40% of its fresh beef supply was sourced from Progressive Beef. Our initial investment of just under $1.0 million dollars, since that time, the investment has generated cash dividends in 13 consecutive quarters, aggregating $570,000 dollars. In addition, as a primary verifier for Progressive Beef, our IMI Global unit generates up to $200,000 annually from various customers enrolled in the program. This has turned out to be a great investment for the Company.

While the Progressive Beef program is focused on the feedlot segment of the supply chain, our own CARE Certified program is geared toward cow calf producers and retailers who seek to differentiate and add value to their products. CARE Certified is a suite of sustainability programs that certify entire supply chains to three pillars - Animal Care, Environmental Stewardship and People and Community. The CARE program is designed to support farmers, ranchers and processors in creating and continuously improving sustainable practices as they relate to region, climate, natural resources, production style, workforce and community interaction.

We introduced beef CARE in 2020 and have achieved good growth with the program, verifying 600,000 head of cattle to the standard in 2021 — more than double our 2020 level. For most of our producer customers, the CARE certification is bundled with another verification standard so that it is both cost and time effective for the producer. For Where Food Comes From, the bundling capability increases revenue, enhances margins and strengthens our relationships with our customers. So, we really view CARE as the definition of a win-win situation for Where Food Comes From and our producer customers.

Also in 2021, the Heinen’s grocery chain became the first retail customer to put the beef CARE Certified logo on its packaging, implementing the program across its beef and pork lines. We think Heinen’s adoption of CARE will serve as a model for other retailers who are looking for ways to differentiate their products and address growing consumer interest in animal welfare and sustainability.

So, in summary, we’re very pleased with the progress we made in strengthening our core business lines during the year, particularly in light of the challenges and uncertainties presented by the pandemic.

We also took other steps to return value to shareholders in 2021. One of them was the one-time, $900,000 special dividend paid out to shareholders in the third quarter. The other was continuance of our stock buyback program, which in 2021 saw us take 81,000 shares out of the float.

2021 was also notable for our up-listing to Nasdaq, which has raised our exposure in the investment community and made our shares eligible for purchase by institutional investors that previously were unable to buy unlisted shares. Although our stock – like the broader market – has been under pressure in recent days and months, we feel confident that our equity will ultimately be valued based on the Company’s solid fundamentals and attractive prospects for sustainable growth and profitability.

In conclusion, we are extremely proud of the critical role Where Food Comes From and its operating units are playing throughout the food supply chain – creating value for producers and retailers and inspiring confidence in consumers who are more focused than ever on the issues of sustainability, animal welfare and how all of their food is produced.

And with that, I’ll open the call to questions. Operator…

Question and Answer Session:

Question 1: Edward Reilly

Hey, guys. Congrats on the strong results, given the difficult backdrop. A couple questions here. What do you think is driving the sustained strong demand in the verification services? Is anything changed at all?

John Saunders

Not specifically, I think, there’s a continuing demand by most consumers to understand more information about the sustainability aspects of the food that they’re purchasing. So I think it’s just a continued trend, Edward, that’s going to both domestically here in the United States and abroad, that most of our customers just continue to want to know how our producers are addressing the issues of sustainability, particularly on their ranch. So I think it’s just a trend that continues to grow.

Edward Reilly

Got you. Got you. And given the inflationary backdrop, I was wondering how rising food prices are affecting demand for the verification services.

John Saunders

Good question. They’ve been positive thus far. I think one of the key factors that we’re seeing within the industry is that the supply continues to decline. We’ve had a massive drought across the United States, which has forced many of our cattle producers to liquidate.

And what we’re going to see here, we’ve already started to see it, but we’ve seen more decline in the number — in the amount of supply that’s available, which has continued to put pressure on price, it’s continued to put pressure on our retail customers that are trying to find these products.

So, fortunately, it hasn’t had an impact on us. I think one of the things that’s really beneficial is that, as we continue to see beef become more and more important to the protein part of our customer — our consumers eating regimen, that’s been very beneficial to all of our meat producers. So it really hasn’t had much of effect thus far.

Edward Reilly

Got it. And on the pork, poultry, dairy and egg side, do you expect to see stronger demand than usual due to the lack of audits that were performed in the past year?

John Saunders

I’m not sure that I understand exactly what the question is. I do think that with the increase in beef prices, we’ve seen some migration to other proteins, which has very much benefited pork, poultry and dairy products.

But again, I think, that across the Board and specifically with beef, the supply issues and the diminished number of cattle that are in the market and available for consumers and for processors, it’s been very good for almost all of our protein producers.

Edward Reilly

Got it. And then can you give us a little bit more color on the new IT system and maybe any efficiencies you expect from an implementation? I was also wondering if these are one-time costs or do you expect them to be recurring?

John Saunders

Yeah. Great question. We’ve continued to automate many of our services through a product we call Beef Passport. And as I mentioned, we were able to double the number of cattle that were certified under the Beef Care Program and that includes many of our other verification programs that we offer as well.

So as we’ve continued to increase the number of producers that we work with, much of that has been based on our automation through Beef Passport. So, yes, we would be — we’re very hopeful that the cost that we put into that system, most of which happen upfront.

We’ll have some continuous work that we’ll have to do, but much of it has been accomplished already. So it’s really helped us to increase the number of producers that we’re able to work with through technology.

Edward Reilly

All right. Great. That’s it for me, John. Thanks.

Question 2: Unidentified Analyst

Hey, John. Congrats on the numbers. Two quick one’s for you. First of all, there’s a sustained move towards ESG investing, seems like you guys have the potential to be in the sweet spot of that. Are you seeing any potential for kind of a, just been chugging along doing your job for a number of years generating cash flow on a kind of small scale? No offense, but do you see the potential to kind of land that whale in this move to ESG?

John Saunders

Great question. Glad you asked it Josh. Specifically, we have one of our divisions, SureHarvest, that’s been heavily engaged with the ESG movement, if you will. And you’re exactly right, we see this as something that’s not only going to benefit Where Food Comes From, but probably more importantly, as you look at, I mentioned, Wendy’s, we have other customers like, Tyson, Walmart and Costco, that are all under the same pressure related to ESG. And we feel that beef cares specifically is a way that we’re going to be able to help them to answer some of those questions related to their supply chain.

So, yes, we’re heavily focused on ESG, both as a public company and make — making sure that we’re doing what’s necessary here internally. But, again, perhaps more importantly, is our ability to answer some of those questions for our larger customers.

In fact, it’s one of the real big areas that we’re promoting Beef Care to our suppliers, not just Beef Care, but Pork Care and Poultry Care as well. That it gives them some verifiable information and something that’s quantifiable to answer those same questions as they’re dealing with their shareholders, their stockholders and the public market.

Unidentified Analyst

Got it. Great. The only other question I had was, you mentioned capital returns, buyback and dividend earlier in the year, obviously. I didn’t I didn’t see anything in the today’s earnings release about buyback, nothing in the quarter or plan for this coming quarter.

John Saunders

We’re continuing. We have an open buyback program. So, yes, we will continue to buyback.

Dannette Henning

Yes. We did purchase shares in the fourth quarter and all that information will be included in our 10-K.

Unidentified Analyst

Okay. Thanks, guys.

Question 3: Henrik Sandell

Yes. Hello. Hi, John. I just want to talk to you a little bit about barriers to entry to your industry and what you sort of think it’s the main hurdles that you have built to any potential competitor coming into your field? Yeah. Sorry. Yeah. Yeah. Sort of, it’s on the competitive perspective, do you see sort of, is the room for someone to come into the market or the — what are sort of the barriers to someone new to come again and try to address this market?

John Saunders

Okay. Yeah. Great question. Yeah. We’ve — as we’ve discussed together that there are many hurdles related to new competitors coming into this industry. Some of which are related to the long-term relationships that we’ve had with many of our producer and processor customers.

I think it’s also just a sign of the time right — times right now that it’s a fairly difficult business to get a foothold in. And when you achieve these customer and producer relationships, they’re very sticky and we have we have a lot of customers that have been working with us for 10 years plus.

So we’re fairly confident that we’ve got a pretty good moat around the business at this point. We continue to see some interest from primarily European-based certifications companies that are looking to address this market.

But as I’ve mentioned in the past, it’s very difficult in a voluntary market, which is what we have in here in the United States, which is different than everywhere else around the world, where most of the verifications that are done are mandatory.

There’s a certain aspect of our business that’s related to verification and certification, but it’s also the promotion of the value and the return on investment that our producers get from working in this.

It’s a very progressive group of producers that we work with that are looking for new opportunities, new markets. So, fortunately, this year, we haven’t had any new entrants into the competitive market. That doesn’t mean that won’t happen in the future.

But I’m still confident that, just because we continue to deliver value for our producers. The revenue that we’re able to generate is only a portion of what our producers and our retailers are able to gain as a result of working with us.

So, again, we’re fairly confident that as long as we continue to return value to our producers and make sure that they’re in a unique position to market their animals, their product at a higher price than their contemporaries. It’s going to be fairly difficult for anybody to come in, in a major way and compete with us.

Question 4: Edward Reilly

Hey. Sorry. A couple more for me guys. Dannette, I had a question on the buyback program. How much is left in that curiosity?

Dannette Henning

Oh! Hi, Edward. It’s a good question and off the top of my head. I honestly don’t remember. But I think it’s close to, goodness, probably, another $8 — between $8 million and $9 million, shares not dollars, 8 million shares and 9 million shares left still under the buyback policy.

Edward Reilly

Okay. Okay. Great. And then regarding the drought conditions right now in the United States, are there any areas that aren’t under drought conditions where you guys can go and potentially acquire new customers? Are you sitting out at all?

John Saunders

Another good question. There really isn’t. There are specific patches of areas that, that’s probably a potential, but most of the producers that we work with, the cattle producers that we work with, they market their cattle in conjunction with other areas of the country.

So if you’re coming from the Northwest or you’re coming from the Southwest, as I’m sure most everybody on the call knows, the primary feeding areas of cattle in the United States are in the Midwest. So we really look at all of our producers equally.

And I guess, if I were to say anything, maybe the Southeast, but there aren’t a number of large producers there, Edward, that we that we can necessarily target. I think, across the Board, what’s happened is that many of our producers, because they’ve had to reduce their numbers internally, are looking for more revenue per animal. And that at the end of the day always is a good scenario for us, because we are adding value for our cow calf producers in a way that’s very unique.

We don’t require the purchase of new products outside of the identification tags, which is very minimal. So most of what we do is related to paperwork and documentation related to practices that they’re already engaged with.

So I think I’ve said this before, many of our producers that we work with today and are gaining as customers today, are already doing most of the practices related to our certifications. It’s the documentation that’s required to verify it and then working with our staff to make sure that all of — everything is in order is the time that’s necessary.

So really what our producers are doing is, they’re having to spend more time and they’re or verifying what they’re doing and documenting what they’re doing during their time. So it’s — it really is a win-win for our producers, because again, most of them are already engaged in these programs. They just have never been certified.

Operator

This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.